UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

CHINA YIDA HOLDING, CO.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-26777	22-3662292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

RM 1302-3 13/F, Crocodile House II 55 Connaught Road Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-591-28308388

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, we appointed Mr. Peter Zheng as our new Chief Financial Officer.  Mr. Zheng is fluent in both Mandarin and English and is knowledgeable about U.S. GAAP accounting standards and public company responsibilities.  Mr. Zheng does not have any family relationship with any other director or executive officer of the Company.   As of the date of this filing, Mr. Zheng has not been appointed to any committee of the board of directors.

Mr. Peter Zheng, 37 years old, Chief Financial Officer

Peter Zheng is a financial auditor and information systems auditor and has extensive experience with Sarbanes Oxley and Corporate Governance and Enterprise Wide Risk Management (ERM) related services.  He has over 10 years experience in a wide range of industries, including financial service, insurance, energy, retail & distribution, mining, manufacturing.

Peter worked as a Manager in the Assurance Group of PricewaterhouseCoopers Beijing where he provided services to clients in PWC since 2004 relating to financial audit for IPO, Sarbanes Oxley S404 readiness and S404 integrated audit, ERM advisory, business process improvement, IT controls and risk assessments and audit.

Since 2004, his main clients are the large US-listed FPI clients such as Petro China and China Life Insurance, China subsidiaries of multi-nationals such as Siemens and Bausch & Lomb.  Additionally, he has worked on the initial public offerings for China Communication Construction Group and China Life Insurance and potential initial public offerings for China Reinsurance Group and New China Life Insurance.

Peter also spent 8 years in financial assurance service in Australia and China before joining PwC Beijing practice in 2004.  Peter is a professional member of AICPA and CICPA.  Peter received his MBA (major in Finance) degree in UK and Master of Accounting in Australia.

Mr. Peter Zheng is not a party to any transaction with us in which the amount involved exceeds $120,000.

Currently, Peter has entered into an employment contract with the Company.  A copy of his employment contract is attached as Exhibit 10.1.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.

10.1	Employment Agreement with Peter Zheng

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YIDA HOLDING, CO.

Dated: April 25, 2008	By:	/s/ Chen Minhua
Name: Chen Minhua
Title: Chief Executive Officer